SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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Filed by a Party other than the Registrant [X]
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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12
AMERICAN VANGUARD CORPORATION
(Name of Registrant as Specified in its Charter)

Cruiser Capital Advisors, LLC
Keith M. Rosenbloom
Cruiser Capital Master Fund LP
Metamorphosis VI LLC
Patrick E. Gottschalk
Mark R. Bassett
Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Cruiser Capital Master Fund LP

On May 12, 2022, representatives of Cruiser Capital Master Fund LP and its affiliates gave a presentation to representatives of Institutional Shareholder Services regarding American Vanguard Corporation. A copy the presentation is filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended, as Exhibit 99.1.
Important Information
Cruiser Capital Master Fund LP has nominated three individuals as nominees to the board of directors of American Vanguard Corporation (the “Company”) and is soliciting votes for the election of those individuals as members of the Company’s board of directors.  The individuals that have been nominated are Keith M. Rosenbloom, Patrick E. Gottschalk and Mark R. Bassett (the “Nominees”).  Cruiser Capital Master Fund LP is sending a definitive proxy statement, BLUE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2022 Annual Meeting of Stockholders.  Stockholders are urged to read the definitive proxy statement and BLUE proxy card because they contain important information about the Nominees, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and BLUE proxy card and other documents filed with the Securities and Exchange Commission (“SEC”) by Cruiser Capital Master Fund LP and its affiliates (the “Cruiser Capital Parties”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed with the SEC by the Cruiser Capital Parties may also be obtained free of charge from the Cruiser Capital Parties, upon request.
Participants in Solicitation
The following persons may be deemed to be participants in the solicitation from the Company’s shareholders of proxies in favor of the Nominees (the “Participants”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis VI LLC, Patrick E. Gottschalk and Mark R. Bassett.  The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the Participants and their interests may be found in the definitive proxy statement the Participants filed with the SEC on May 9, 2022, which is incorporated herein by reference.